                                                                     Exhibit 4.3

                        COPORATE OFFICE PROPERTIES, L.P.

                                 THIRD AMENDMENT
                                       TO
               AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

         This THIRD AMENDMENT TO AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT ("Third Amendment") of CORPORATE OFFICE PROPERTIES, L.P. (the "Partnership") is made as of the 31st day of December, 1998, by and among the undersigned.

                              EXPLANATORY STATEMENT

         A. The Partnership was formed as a Delaware limited partnership pursuant to a Certificate of Limited Partnership filed on October 10, 1997 with the Secretary of State of Delaware under the name "FCO, L.P." The Partnership changed its name to Corporate Office Properties, L.P. as of January 1, 1998. The Partnership is governed by the Amended and Restated Limited Partnership Agreement dated March 16, 1998, as amended by the First Amendment thereto dated September 28, 1998 and the Second Amendment thereto dated October 13, 1998 (collectively, the "Partnership Agreement").

         B. The parties hereto desire to amend the Partnership Agreement in the manner hereinafter set forth to reflect (i) the issuance of one Partnership Unit in the Partnership to M.O.R. 44 Gateway Associates Limited Partnership ("M.O.R. 44"), and (ii) the admission of M.O.R. 44 as a Limited Partner in the Partnership.

         C. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Partnership Agreement.

         NOW, THEREFORE, in consideration of the Explanatory Statement, which is incorporated herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, do hereby agree, acknowledge and certify as follows:

         1. Pursuant to the Contribution Agreement dated December 31, 1998, M.O.R. 44 has contributed and transferred to the Partnership all of its interest in DPA/ Gateway Limited Partnership, a Delaware limited partnership, in exchange for the issuance to M.O.R. 44 of 1 Partnership Unit.

         2. M.O.R. 44 is hereby admitted to the Partnership, effective as of the date hereof, and its name is hereby recorded on the books of the Partnership, as an Additional Limited Partner as forth on Amended Exhibit 1 hereto. By its execution of this Third

Amendment, M.O.R. 44 has agreed to be bound by all the terms and conditions of the Partnership Agreement, as amended from time to time, including, without limitation, the power of attorney granted in Section 12.3 of the Partnership Agreement.

         3. The Partnership Agreement is hereby amended by deleting Exhibit 1 presently attached thereto and made a part thereof and substituting in lieu thereof the Amended Exhibit 1 attached hereto and made a part hereof. All references to Exhibit 1 in the Partnership Agreement shall be deemed to refer to the Amended Exhibit 1 attached hereto.

         4. Except as amended hereby, the Partnership Agreement shall remain in full force and effect in accordance its terms and is hereby ratified, confirmed and reaffirmed by the undersigned for all purposes and in all respects.

         5. This Third Amendment may be executed in counterparts, all of which taken together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, this Third Amendment to Amended and Restated Limited Partnership Agreement has been duly executed and delivered under seal by the undersigned as of the day and year first above written.

WITNESS:                                    GENERAL PARTNER,
                                            for itself and as Attorney-in-Fact
                                            for the Limited Partners:

                                            CORPORATE OFFICE PROPERTIES TRUST

                                            By: /s/ John H. Gurley        (SEAL)
------------------------------                  --------------------------
                                            Name:   John Harris Gurley
                                                 -------------------------------

                                            Title:  Vice President
                                                  ------------------------------

                                            ADDITIONAL LIMITED PARTNER:

                                            M.O.R. 44 GATEWAY ASSOCIATES
                                            LIMITED PARTNERSHIP

                                            By:      RA & DM, Inc., sole general
                                                     partner

                                            By: /s/ Louis C. LaPenne      (SEAL)
------------------------------                  --------------------------
                                            Name:   Louis C. LaPenne
                                                 -------------------------------
                                            Title:  Vice-President
                                                  ------------------------------

                                                               AMENDED EXHIBIT I


                              SCHEDULE OF PARTNERS

-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
                                                               NO. OF UNITS     PERCENTAGE       INITIAL PREFERRED    SERIES A
                                                                                INTEREST         PARTNERSHIP UNITS    PREFERRED
                                                                                                                      PARTNERSHIP
                                                                                                                      UNITS
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
GENERAL PARTNER
---------------
Corporate Office Properties Trust                                   15,028,000           85.99%                              969,900
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
LIMITED PARTNERS AND PREFERRED LIMITED PARTNERS
Jay H.  Shidler                                                          2,600            0.01%             126,0769
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Shidler Equities, L.P.                                                 582,103            3.33%              457,826
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Clay W. Hamlin, III                                                      5,235            0.03%              115,334
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
LBCW Limited Partnership                                               875,284            5.01%              663,808
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
CHLB Partnership                                                        63,243            0.36%               41,741
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Robert L. Denton                                                       129,549            0.74%               85,502
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
James K. Davis                                                          15,368            0.09%               10,142
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
John E. deB. Blockey, Trustee of the John E. de B. Blockey
Living Trust dated 9/12/88                                              89,549            0.51%               59,102
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Henry D. Bullock                                                        34,718            0.20%               22,914
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Frederick R. Ito                                                        17,359            0.10%               11,457
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
LGR Investment Fund, Ltd.                                               80,030            0.46%               52,820
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Tiger South Brunswick, L.L.C.                                            2,875            0.02%                1,898
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Westbrook Real Estate Fund I, L.P.                                     336,121            1.92%              221,840
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Westbrook Real Estate Co. Investment Partnership I, L.P.                33,299            0.19%               21,977
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Denise J. Liszewski                                                     10,277            0.06%                6,750
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Samuel Tang                                                              6,818            0.04%                4,500
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
David P. Hartsfield                                                      9,091            0.05%                6,000
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Lawrence J. Taff                                                         4,091            0.02%                2,700
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
Kimberly F. Acquino                                                      1,750            0.01%                1,155
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
M.O.R. XXIX Associates Limited Partnership                             148,318            0.85%
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
M.O.R. 44 Gateway Associates Limited Partnership
                                                                             1           0.00%*
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------
                                                                    17,475,679          100.00%            1,913,545         969,900
-------------------------------------------------------------- ---------------- ---------------- -------------------- --------------


* Actual Percentage is 0.000006